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EXHIBIT 2.2

                                 FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                                      AMONG
                               SYNERGY 2000, INC.,
                                       AND
                               MER RESORTS, INC.,
                                       AND
                            MYRIAD GOLF RESORT, INC.


                  THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "First Amendment"), among Synergy 2000, Inc., a Delaware corporation ("Parent"); MER Resorts, Inc., a Delaware corporation and a subsidiary of Parent ("Sub"); and Myriad Golf Resort, Inc., an Alberta, Canada corporation ("Company"), is entered into as of this 23rd day of March, 2004. Parent, Sub and Company are referred to, collectively, as the "Parties."

                                    RECITALS

         A. The Parties entered into the Agreement and Plan of Merger dated February 24, 2004 (the "Reorganization Agreement"), to effect a Merger of the Company into Sub in accordance with the Reorganization Agreement, the Delaware General Corporation Law and the Business Corporations Act of the Province of Alberta, Canada.

         B. The Parties wish to extend the Closing Date set forth in the Reorganization Agreement to provide the Company with sufficient additional time to secure the Requisite Stockholder Approval (as defined in the Reorganization Agreement") in accordance with the terms and conditions of the Business Corporations Act of the Province of Alberta, Canada, subject, in each case, to the terms and conditions set forth in this First Amendment.

                                    AGREEMENT

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

         1. AMENDMENT.

                  Concurrent with the execution and delivery of this First Amendment, the Parties hereby extend the Closing Date as described in Section 7(a)(ii)(B) and Section 7(a)(iii)(B) of the Reorganization Agreement for a period of approximately sixty (60) days to May 24, 2004, to provide the Company with sufficient additional time for the Company to secure the Requisite Stockholder Approval (as defined in the Reorganization Agreement) pursuant to
Section 5(c)(ii) of the Reorganization Agreement resulting from the holding of a Special Company Meeting (as defined in the Reorganization Agreement) in accordance with the terms and conditions of the Business Corporations Act of the Province of Alberta, Canada.

          2. GENERAL PROVISIONS.

         (a) CONTINUED EFFECTIVENESS OF REORGANIZATION AGREEMENT. Except as expressly amended hereby, the Reorganization Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Reorganization Agreement, the term "Agreement" shall, unless the context otherwise specifically requires, mean the Reorganization Agreement as amended by this First Amendment.

         (b) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

         (c) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (d) ENTIRE AGREEMENT. The Agreement (including the documents referred to herein), constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

         (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

         (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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         (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

                           IF TO PARENT OR SUB, TO:

                           Synergy 2000, Inc.
                           2815 Cox Neck Road
                           Chester, MD   21619
                           Attention: Eli Dabich, Jr., President
                           Facsimile: (410) 643-9534

                           IF TO COMPANY TO:

                           Myriad Golf Resort, Inc.
                           Suite 1000
                           10050-112 Street, 10th Floor
                           Edmonton, Alberta T5K 2J1
                           CANADA
                           Attention: Scott Hawrelechko, President &
                                      Chief Executive Officer
                           Facsimile: (780) 447-2981

                           WITH A COPY TO:

                           Fraser Milner Casgrain LLP
                           2900 Manulife Place
                           10180-101 Street
                           Edmonton, Alberta T5J 3V5
                           CANADA
                           Attention: Andrew J. Hladyshevsky, Q.C.
                           Facsimile: (780) 423-7276

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         (j) AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; PROVIDED, HOWEVER, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law and the CL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

         (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) EXPENSES. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

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         (n) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules
identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO SUBJECT MATTER OF THIS TRANSACTION.

                         [SIGNATURES ON FOLLOWING PAGE]

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                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement, to be signed by their respective officers thereunto duly authorized, all as of the date first above written.


                                            SYNERGY 2000, INC.


                                            By:    /s/ Eli Dabich, Jr.
                                                -----------------------------
                                            Name:  Eli Dabich, Jr.
                                            Title: President


                                            By:    /s/ Jeanette T. Smith
                                                -----------------------------
                                            Name:  Jeanette T. Smith
                                            Title: Executive Vice President



                                            MER RESORTS, INC.


                                            By:    /s/ Eli Dabich, Jr.
                                                -----------------------------
                                            Name:  Eli Dabich, Jr.
                                            Title: President



                                            MYRIAD GOLF RESORT, INC.


                                            By:    /s/ Scott Hawrelechko
                                                -----------------------------
                                            Name:  Scott Hawrelechko
                                            Title: President & CEO

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